CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (File No. 333-185625) of Atossa Genetics Inc. (a development stage company) of our report dated March 27, 2013 relating to the consolidated financial statements as of and for the years ended December 31, 2012 and 2011 and since its inception (April 30, 2009), which appears in this Annual Report on Form 10-K.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

March 27, 2013